Exhibit 99.2

DESCRIPTION OF CAPITAL STOCK

Upon completion of the offering, our authorized capital stock will consist of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, the rights and preferences of which may be designated by the board of directors. As of March 19, 2012, there were 66,840,382 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of March 19, 2012, there were 38 holders of record of our common stock.

The discussion below describes the most important terms of our capital stock, certificate of incorporation and bylaws as will be in effect upon completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which the prospectus is a part.

Common Stock

Voting Rights. The holders of our common stock will be entitled to one vote per share on all matters submitted for action by the stockholders. There will be no provision for cumulative voting with respect to the election of directors. Accordingly, a holder of more than 50% of the shares of our common stock will be able to, if it so chooses, elect all of our directors. In that event, the holders of the remaining shares will not be able to elect any directors.

Dividend Rights. All shares of our common stock will be entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Our senior secured credit facilities and other debt instruments may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including any then-outstanding preferred stock.

Registration Rights. Under the terms of the Stockholders’ Agreements, we have agreed to register shares of our common stock owned by affiliates of Apollo under certain circumstances. See “Certain Relationships and Related Party Transactions—Stockholders’ Agreements” for more detail regarding these registration rights.

Other Matters. The holders of our common stock will have no preemptive or conversion rights, and our common stock will not be subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors, without further stockholder approval, will be able to issue, from time to time, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Delaware General Corporation Law (the “DGCL”). Our certificate of incorporation and bylaws will contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management.

“Blank Check” Preferred Stock. Our certificate of incorporation will authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Classified Board. Our board of directors will be divided into three classes. The members of each class will serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. See “Management—Board of Directors.”

Removal of Directors; Vacancies. Our stockholders will be able to remove directors only for cause upon the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by a majority of our board of directors. Until Apollo no longer beneficially owns at least 50.1% of our outstanding common stock, certain vacancies caused by an increase in the size of the board of directors must be filled by the directors nominated by Apollo then in office. In addition, until Apollo no longer owns at least 33 1/3% of our outstanding common stock, the removal of a director nominated by Apollo must be filled by the directors nominated by Apollo then in office. See “Certain Relationships and Related Party Transactions—Nominating Agreement.”

No Cumulative Voting. Our certificate of incorporation will provide that stockholders do not have the right to cumulative votes in the election of directors.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders. Our bylaws will not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is beneficially owned by Apollo. They also will provide that if less than 50.1% of our outstanding common stock is beneficially owned by Apollo, special meetings of our stockholders may be called only by our board of directors or the chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws will provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. These provisions generally do not apply to nominations of directors by Apollo.

Board of Directors. If Apollo or its affiliates beneficially own at least 50.1% of our common stock, Apollo will have the right to require the board of directors to be expanded and the directors nominated by Apollo then in office will have the right to nominate directors to fill these vacant seats. See “Certain Relationships and Related Party Transactions—Nominating Agreement.”

Apollo Approval Rights. Until such time as Apollo no longer beneficially owns at least 33 1/3% of the total number of shares of our common stock outstanding at any time, the approval of a majority of a quorum of the members of our board of directors, which must include the approval of the majority of the directors nominated by Apollo voting on the matter, will be required for a consolidation or merger with or into any other entity, or a transfer (by lease, assignment, sale or otherwise) of all or substantially all of our assets to another entity and other business combinations and to approve certain other matters. See “Management—Apollo Approval of Certain Matters and Rights to Nominate Certain Directors.”

Delaware Takeover Statute. Our certificate of incorporation provides that we are not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

Limitation of Officer and Director Liability and Indemnification Arrangements. Our certificate of incorporation limits the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This certificate of incorporation provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws. The certificate and bylaws also generally provide that we shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by us if:

•	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

•	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

We currently maintain liability insurance for our directors and officers. In addition, certain of our directors are also insured under Apollo’s professional liability insurance policies and may be indemnified under Apollo’s bylaws or other constitutive documents.

Our certificate of incorporation and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change in control of Rexnord Corporation.

As permitted by the DGCL, our certificate of incorporation and bylaws provide that:

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we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or our legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

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we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Our certificate of incorporation will require us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. Our bylaws will provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deem appropriate.

We intend to enter into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporate Opportunity

Our certificate of incorporation will provide that we expressly renounce any interest or expectancy in any business opportunity, transaction or other matter in which Apollo or any of its members, directors, employees or other affiliates (the “Apollo Group”) participates or desires or seeks to participate in, even if the opportunity is one that we would reasonably be deemed to have pursued if given the opportunity to do so. The renouncement does not apply to any business opportunities that are presented to an Apollo Group member solely in such person’s capacity as a member of our board of directors and with respect to which no other member of the Apollo Group independently receives notice or otherwise identifies such business opportunity prior to us becoming aware of it, or if the business opportunity is initially identified by the Apollo Group solely through the disclosure of information by or on behalf of us.

Forum Selection

Our certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of ours to us or to our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consent to this forum selection provision.

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